EX-32  MINERAL MOUNTAIN MINING & MILLING COMPANY
Exhibit 32

CERTIFICATIONS PURSUANT TO THE SARBANES-OXLEY ACT
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

I, Delaine H. Gruber, director and president of Mineral Mountain Mining and Milling Company (the Registrant) do hereby certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge::

1.	This Annual Report on Form 10-QSB of the Registrant for the fiscal quarter ended June 30, 2004, as filed with the Securities and Exchange Commission (the report), fully complies with the requirements of Section 13a or 15d of the Securities Exchange Act of 1934; and

2. The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:  August 13, 2004

_/s/Delaine H. Gruber______________________

Delaine H. Gruber
Signature